UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

U.S. GOLD CORP.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 21, 2024

U.S. GOLD CORP.

1910 East Idaho Street, Suite 102-Box 604,

Elko, Nevada 89801

(800) 557-4550

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 26, 2024

To the Stockholders of U.S. Gold Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of U.S. Gold Corp., a Nevada corporation (the “Company”), will be held at 9:00 a.m. Mountain Time on April 26, 2024, or such later date or dates as such Annual Meeting date may be adjourned, in a virtual format only via live website at www.usgold.vote. The Annual Meeting will be held for the following purposes:

1.	To elect the five (5) nominees named in this proxy statement to serve on the Board of Directors (the “Board of Directors” or the “Board”) until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified (the “Election of Directors Proposal”).

2.	To ratify the appointment of Marcum LLP as our independent registered public accountant for the fiscal year ending April 30, 2024 (the “Auditor Ratification Proposal”).

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Stockholders are referred to the proxy statement for more detailed information with respect to the matters to be considered at the Annual Meeting. The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

This year’s Annual Meeting will be conducted in a virtual format only in order to facilitate stockholder attendance and participation by enabling our stockholders to participate fully and equally regardless of geographic location. Stockholders will not be able to attend the Annual Meeting in person; however, stockholders of record will be able to participate, vote electronically and submit questions during the live website of the Annual Meeting by visiting www.usgold.vote and entering the control number found on the voting form. If you encounter any difficulties accessing the virtual Annual Meeting, please call the technical support number available on the virtual meeting page on the morning of the Annual Meeting.

Our Board has set February 29, 2024, as the record date for the Annual Meeting and any adjournment(s) or postponement(s) thereof (the “Record Date”). Only stockholders of record as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. This Notice of Annual Meeting of Stockholders and related proxy materials are first being distributed or made available to stockholders beginning on or about March 21, 2024. All stockholders are cordially invited to attend the Annual Meeting.

Your vote is important. Please read the proxy statement and the instructions on the proxy card and then, whether or not you plan to attend the Annual Meeting, and no matter how many shares you own, please submit your proxy promptly by telephone or via the Internet, or by completing, dating and returning your proxy card in the envelope provided. This will not prevent you from voting at the Annual Meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.

You may revoke your proxy at any time before the vote is taken by delivering to the office of the Corporate Secretary of U.S. Gold Corp. a written revocation or a proxy with a later date (including a proxy by telephone or via the Internet) or by voting your shares virtually at the Annual Meeting, in which case your prior proxy would be disregarded.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Eric Alexander
Eric Alexander
Chief Financial Officer and Corporate Secretary
March 21, 2024

i

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

U.S. GOLD CORP.

1910 East Idaho Street, Suite 102-Box 604,

Elko, Nevada 89801

(800) 557-4550

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

The Board of Directors (the “Board of Directors” or the “Board”) of U.S. Gold Corp. is soliciting the enclosed proxy for use at the Annual Meeting of Stockholders (referred to herein as the “Annual Meeting”) to be conducted in a virtual format only via live website at www.usgold.vote on April 26, 2024 at 9:00 a.m. Mountain Time, or such later date or dates as such Annual Meeting date may be adjourned.

This year’s Annual Meeting will be conducted in a virtual format only in order to facilitate stockholder attendance and participation by enabling our stockholders to participate fully and equally regardless of geographic location. Stockholders will not be able to attend the Annual Meeting in person; however, stockholders of record will be able to participate, vote electronically and submit questions during the Annual Meeting.

Our Board has set February 29, 2024, as the record date (the “Record Date”). This proxy statement is furnished to holders of our common stock as of the Record Date as part of the solicitation of proxies by our Board of Directors in connection with the proposals to be presented at the Annual Meeting. Only holders of our common stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 9,332,277 shares of our common stock issued and outstanding. Each share of common stock has one vote. In this proxy statement, we refer to U.S. Gold Corp. as “USG,” the “Company,” “we,” “us” or “our.”

The executive offices of the Company are located at, and the mailing address of the Company is 1910 East Idaho Street, Suite 102-Box 604, Elko, Nevada 89801.

This proxy statement and the accompanying form of proxy are dated March 21, 2024. On or about March 21, 2024, we began mailing printed copies of the proxy materials to stockholders that previously requested printed copies.

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Information About the Annual Meeting and Voting

Why am I receiving these proxy materials?

The Board is asking for your proxy for use at the Annual Meeting to be conducted in a virtual format only via live webcast at www.usgold.vote on April 26, 2024 at 9:00 a.m. Mountain Time, and at any adjournment or postponement of the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

This proxy statement is furnished to stockholders of U.S. Gold Corp., a Nevada corporation, in connection with the solicitation of proxies by the Board of Directors on behalf of the Company for use at the Annual Meeting.

What should I do if I receive more than one set of voting materials?

You may receive more than one printed copy of the proxy materials (this proxy statement and the proxy card) or voting instruction card. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a printed copy of the proxy materials for shares held in your name and a voting instruction card for shares held in “street name.” Please follow the separate voting instructions that you received for your shares of common stock held in each of your different accounts to ensure that all of your shares are voted.

Who is soliciting my vote?

The Board of Directors is soliciting your vote on behalf of the Company. Our officers, directors, and employees may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries, in connection with shares registered in their names, will be asked to forward solicitation material to the beneficial owners of such shares. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials and collecting voting instructions.

When were the solicitation materials first given to stockholders?

This proxy statement and the accompanying form of proxy are dated March 21, 2024. We expect to commence mailing this proxy statement, a proxy card, and our Annual Report on or about March 21, 2024.

How does the Board recommend that I vote on the proposals?

The Board recommends that you vote as follows:

●	“FOR” the Election of Directors Proposal; and
●	“FOR” the Auditor Ratification Proposal.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was published, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

Who is entitled to vote at the meeting, what is the “record date”, and how many votes do they have?

Our Board has set February 29, 2024, as the Record Date. Holders of record of our common stock at the close of business on the Record Date will be entitled to vote at the meeting. As of the Record Date, there were 9,332,277 shares of our common stock issued and outstanding. Each share of common stock is entitled to one vote.

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What is a quorum of stockholders?

In order to carry on the business of the Annual Meeting, a quorum must be present. If a majority of the outstanding shares of stock entitled to vote on the Record Date are present, either in person (by attending via live website www.usgold.vote) or by proxy, we will have a quorum at the meeting. Any shares represented by proxies that are marked for, against, withhold, or abstain from voting on a proposal will be counted as present in determining whether we have a quorum. If a broker, bank, custodian, nominee, or other record holder of our common stock indicates on a proxy card that it does not have discretionary authority to vote certain shares on a particular matter, and if it has not received instructions from the beneficial owners of such shares as to how to vote on such matters, the shares held by that record holder will not be voted on such matter (referred to as “broker non-votes”) but will be counted as present for purposes of determining whether we have a quorum. There were 9,332,277 shares of our common stock issued and outstanding on the Record Date, and each share of common stock has one vote. The presence of holders of 4,666,139 votes will represent a quorum.

How many votes does it take to pass each matter?

Proposal 1: Election of Directors Proposal	The nominees for director who receive the most votes (also known as a plurality) will be elected. You may vote either “FOR” all of the nominees, “WITHHOLD” your vote from all of the nominees or “WITHHOLD” your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Auditor Ratification Proposal	The affirmative vote of a majority of the votes cast for or against this proposal is required to ratify the appointment of the Company’s independent public accountant. Abstentions will not be counted as either a vote cast for or against this proposal. Broker non-votes are not applicable to the Auditor Ratification Proposal because your broker has discretionary authority to vote your shares with respect to such proposal. We are not required to obtain the approval of our stockholders to appoint the Company’s independent accountant. However, if our stockholders do not ratify the appointment of Marcum LLP as the Company’s independent public accountant for the fiscal year ending April 30, 2024, the Audit Committee of the Board may reconsider its appointment.

Who may attend and how do I attend?

All holders of our common stock as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Set forth below is a summary of the information you need to attend the Annual Meeting:

●	Access the webinar by visiting www.usgold.vote and following the webinar registration link and have your control number available to enter for verification;

●	Access the audio-only conference call by calling 877-407-3088 (Toll Free) or +1-877-407-3088 (International);

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●	Instructions on how to attend and participate in the Annual Meeting, including how to demonstrate proof of stock ownership, are also available as follows:

○	Stockholders of Record

■	Stockholders of record as of the Record Date can attend the Annual Meeting by visiting www.usgold.vote and following the webinar registration link to register at any time prior to the start of the Annual Meeting or by calling the live audio conference call at +1-877-407-3088 and presenting your unique control number on the proxy card.

○	Beneficial Owners

■	If you were a beneficial owner of record as of the Record Date (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a legal proxy from your broker, bank or other agent. Once you have received a legal proxy from your broker, bank or other agent, it should be emailed to our transfer agent, Equity Stock Transfer, at proxy@equitystock.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your valid proxy attached to your email). Requests for registration must be received by Equity Stock Transfer no later than 5:00 p.m. Eastern Time, on April 24, 2024. You will then receive a confirmation of your registration, with a control number, by email from Equity Stock Transfer. At any time prior to the start of the Annual Meeting, visit www.usgold.vote and follow the instructions for webinar registration or access the live audio conference call at +1-877-407-3088 and present your unique control number.

■	Stockholders may submit live questions via webinar or on the conference line while attending the Annual Meeting.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have in accessing the Annual Meeting. If you encounter any difficulties, please call: 877-804-2062 (Toll Free) or email proxy@equitystock.com.

How to participate in and vote at the meeting

If you are a stockholder of record, you can participate and vote your shares in the Annual Meeting by visiting www.usgold.vote and then clicking “Vote Your Proxy.” You may then enter the control number included on your Proxy Card and view the proposals and cast your vote.

If you are a beneficial owner of shares held in street name, you can participate and vote at the meeting by obtaining a legal proxy from your nominee and emailing a copy to proxy@equitystock.com no later than 5:00 p.m. Eastern Time, on April 24, 2024. You will be able to vote your shares at the meeting by going to www.usgold.vote and clicking “Vote Your Proxy.” You will then enter the same control number you used to enter the meeting.

Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the Annual Meeting.

How to vote without participating in the meeting

Stockholders of record may vote without participating in the Annual Meeting by any of the following means:

By Internet. The website address for Internet voting is www.usgold.vote. Please click “Vote Your Proxy” and enter your control number.

By Email. Mark, date, sign and email the Proxy Card to proxy@equitystock.com, ATTN: Shareholder Services.

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By Mail. Mark, date, sign and mail promptly the Proxy Card, ATTN: Shareholder Services.

By Fax. Mark, date, sign and fax the Proxy Card to 646-201-9006, ATTN: Shareholder Services.

At the Annual Meeting: If you are a shareholder of record, you can participate and vote your shares in the Annual Meeting by visiting www.usgold.vote and then clicking “Vote Your Proxy.” You may then enter the control number included on your Proxy Card and view the proposals and cast your vote.

If you vote by Internet, fax or email, please do not mail your Proxy Card.

Because of possible delays with the mails, we recommend you use the internet or telephone to vote.

If you are a beneficial owner of shares held in street name, you must email to proxy@equitystock.com a legal proxy from your nominee authorizing you to vote your shares no later than 5:00 p.m. Eastern Time on April 24, 2024. Once submitted, you will receive a control number enabling you to vote your shares by any of the means set forth above.

What is a proxy?

A proxy is another person you authorize to vote on your behalf. We ask stockholders to instruct the proxy how to vote so that all common shares may be voted at the meeting even if the holders do not attend the meeting.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes count for purposes of determining the presence of a quorum. Broker non-votes will not be counted as votes cast either for or against Proposal 1 will have no impact on the result of the vote on this proposal. Broker non-votes are not applicable to Proposal 2 because your broker has discretion to vote your shares on the. Abstentions will not be counted as votes cast either for or against Proposals 1 and 2.

How do I vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or “WITHHELD” for each nominee for director, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Director’s recommendations as noted below. The Board has appointed George Bee and Eric Alexander, or either of them, to serve as the proxy for the Annual Meeting. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Equity Stock Transfer, or you have stock certificates, you may vote:

By Internet. The website address for Internet voting is www.usgold.vote. Please click “Vote Your Proxy” and enter your control number.

By Email. Mark, date, sign and email the Proxy Card to proxy@equitystock.com, ATTN: Shareholder Services.

By Mail. Mark, date, sign and mail promptly the Proxy Card, ATTN: Shareholder Services.

By Fax. Mark, date, sign and fax the Proxy Card to 646-201-9006, ATTN: Shareholder Services.

At the Annual Meeting: If you are a shareholder of record, you can participate and vote your shares in the Annual Meeting by visiting www.usgold.vote and then clicking “Vote Your Proxy.” You may then enter the control number included on your Proxy Card and view the proposals and cast your vote.

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If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you partially complete the voting instruction but fail to complete one or more of the voting instructions, then your nominee may be unable to vote your shares with respect to the proposal as to which you provided no voting instructions. See “If my shares are held in ‘street name’ by my broker, will my broker vote my shares for me?” below. Alternatively, if you want to vote your shares during the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to present a nominee-issued proxy to proxy@equitystock.com by 5:00 p.m. Eastern Time on April 24, 2024, you will not be able to vote your nominee-held shares during the Annual Meeting.

YOUR PROXY CARD WILL BE VALID ONLY IF YOU COMPLETE, SIGN, DATE, AND RETURN IT BEFORE THE MEETING DATE.

How will my proxy vote my shares?

If your proxy card is properly completed and received, and if it is not revoked, before the meeting, your shares will be voted at the meeting according to the instructions indicated on your proxy card. If you are a record holder and sign and return your proxy card, but do not give any voting instructions, your shares will be voted as follows:

●	“FOR” the Election of Directors Proposal; and
●	“FOR” the Auditor Ratification Proposal.

To our knowledge, no other matters will be presented at the meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the Annual Meeting as described above under “How Do I Vote?”. If your shares are held in street name and your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter, or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.” The New York Stock Exchange has rules that govern brokers who have record ownership of listed company stock (including stock such as ours that is listed on The Nasdaq Capital Market) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“routine matters”), but do not have the discretion to vote uninstructed shares as to certain other matters (“non-routine matters”).

Proposal 2, the Auditor Ratification Proposal, is considered a routine matter. Therefore, if you do not vote on Proposal 2, your brokerage firm may choose to vote for you or leave your shares unvoted on Proposal 2. However, applicable rules, do not permit brokerage firms to vote their clients’ unvoted shares on Proposal 1, the Election of Directors Proposal. Therefore, if you do not vote on Proposal 1, your shares will remain unvoted on Proposal 1. We urge you to provide voting instructions to your brokerage firm so that your vote will be cast on Proposal 1.

How do I revoke my proxy and change my vote prior to the meeting?

If you are a registered stockholder (meaning your shares are registered directly in your name with our transfer agent) you may change your vote at any time before voting takes place at the meeting. You may change your vote by:

1.	Delivering voter instructions to U.S. Gold Corp., ATTN: Corporate Secretary, 1910 East Idaho Street, Suite 102-Box 604, Elko, Nevada 89801, with a written notice dated later than the proxy you want to revoke stating that the proxy is revoked, which notice must be received before 5:00 p.m. Eastern Time on April 24, 2024;

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2.	Completing and sending in voter instructions with a later date; or
3.	Attending the Annual Meeting and voting virtually.

For shares you hold beneficially or in “street name,” you may change your vote by submitting new voting instructions to your bank, broker or other nominee or fiduciary in accordance with that entity’s procedures, or if you obtained a legal proxy form giving you the right to vote your shares, by virtually attending the Annual Meeting and voting during the Annual Meeting.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

Is this proxy statement the only way that proxies are being solicited?

No. Officers and employees of the Company may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

We expect to publish the voting results of the Annual Meeting in a Current Report on Form 8-K, which we expect to file with the SEC within four business days after the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. We urge you to carefully read this entire proxy statement, including the documents we refer to in this proxy statement. If you have any questions, or need additional materials, please feel free to contact our Corporate Secretary, Eric Alexander, at 800-557-4550.

What proposals will be presented at the Annual Meeting?

We will present two proposals at the meeting. We have described in this proxy statement all of the proposals that we expect will be made at the meeting. If any other proposal is properly presented at the meeting, we will, to the extent permitted by applicable law, use your proxy to vote your shares of common stock on such proposal in our best judgment.

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PROPOSALS OF stockholders AT OUR NEXT ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, a stockholder proposal submitted for inclusion in our proxy statement for next year’s Annual Meeting of Stockholders (the “Next Year’s Annual Meeting”) must be received no later than November 21, 2024. However, pursuant to such rule, if Next Year’s Annual Meeting is held on a date that is before March 27, 2025 or after May 26, 2025, then a stockholder proposal submitted for inclusion in our proxy statement for Next Year’s Annual Meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for Next Year’s Annual Meeting. Such proposal must be submitted on or before the close of business at our headquarters at 1910 East Idaho Street, Suite 102-Box 604, Elko, Nevada 89801, Attention: Secretary.

Stockholders wishing to submit proposals to be presented directly at Next Year’s Annual Meeting instead of by inclusion in next year’s proxy statement must follow the submission criteria set forth in our Second Amended and Restated Bylaws (“Bylaws”), and applicable law concerning stockholder proposals. To be timely in connection with our next annual meeting, a stockholder proposal concerning director nominations or other business must be received by the Company at its principal executive offices between December 27, 2024 and January 26, 2025; provided, however, if and only if Next Year’s Annual Meeting is not scheduled to be held between March 27, 2025 and July 5, 2025, such stockholder’s notice must be received by the Company at its principal executive offices not earlier than 120 days prior to the date of Next Year’s Annual Meeting and not later than the later of (A) the tenth day following the date of the public announcement of the date of Next Year’s Annual Meeting or (B) the date which is 90 days prior to the date of Next Year’s Annual Meeting.

OTHER MATTERS

Should any other matter or business be brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the proxy holder. The Company does not know of any such other matter or business.

ANNUAL REPORT ON FORM 10-K

Our Annual Report is available online at www.usgold.vote. Upon the written request of a stockholder, the Company will provide, without charge, a copy of its Annual Report, including the financial statements and schedules and documents incorporated by reference therein but without exhibits thereto, as filed with the SEC. The Company will furnish any exhibit to the Annual Report to any stockholder upon request and upon payment of a fee equal to the Company’s reasonable expenses in furnishing such exhibit. All requests for the Annual Report or its exhibits should be addressed to Chief Financial Officer, U.S. Gold Corp., 1910 E. Idaho Street, Suite 102-Box 604, Elko, NV 89801 or ir@usgoldcorp.gold.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of the Company’s named executive officers, directors and director nominees; and (iii) the Company’s executive officers and directors as a group. The percentages of voting securities beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned and addresses are c/o U.S. Gold Corp., 1910 East Idaho Street, Suite 102-Box 604, Elko, Nevada 89801. For each current director and nominee for director, each executive officer named in the table and our directors and executive officers as a group, percentage of common stock ownership is based on 9,332,277 shares of common stock issued and outstanding as of the Record Date. For each owner of more than 5% of our common stock, the percentage of ownership is as of the Record Date unless otherwise indicated.

	Amount of Beneficial Ownership of Common Stock(1,2)
Name of Beneficial Owner	Number	Percent
Luke Norman(3)	522,247	5.49%

George Bee(4)	417,243	4.35%

Robert W. Schafer(5)	129,757	1.39%

Tara Gilfillan(6)	28,237	*

Michael Waldkirch(7)	34,450	*

Eric Alexander(8)	89,275	*

Kevin Francis(9)	34,352	*

Current Directors and Executive Officers as a group (7 persons)	1,255,561	12.59%

Phoenix Gold Fund Ltd(10)	585,319	6.19%

* Less than 1%.

(1)	The number of shares has been adjusted to reflect the reverse 1-for-10 reverse stock split effective March 17, 2020.
(2)	Beneficial ownership includes all stock options, warrants and restricted awards, including vested restricted stock units (“RSUs”), held by a stockholder that are currently exercisable or exercisable within 60 days of the Record Date.
(3)	Includes: (i) 340,517 unrestricted shares of common stock; (ii) 3,463 shares of common stock underlying vested RSUs; (iii) options to purchase 30,310 shares of common stock, all of which are currently exercisable; and (iv) warrants to purchase 147,957 shares of common stock, all of which are currently exercisable. Mr. Norman has no voting rights with respect to the RSUs until the underlying shares are issued.
(4)	Includes: (i) 164,077 unrestricted shares of common stock; (ii) 225,450 shares of common stock underlying vested RSUs, which are issuable upon Mr. Bee’s resignation from the Company (subject to acceleration and forfeiture in certain circumstances); (iii) options to purchase 30,928 shares of common stock, of which 26,946 are currently exercisable; and (iv) warrants to purchase 770 shares of common stock, all of which are currently exercisable. Excludes: options to purchase 3,982 shares of common stock. Mr. Bee has no voting rights with respect to the RSUs until the underlying shares are issued.

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(5)	Includes: (i) 100,750 unrestricted shares of common stock; (ii) 7,927 shares of common stock underlying vested RSUs which are issuable upon Mr. Schafer’s resignation from the Company (subject to acceleration and forfeiture in certain circumstances); (iii) options to purchase 20,310 shares of common stock, all of which are currently exercisable; and (iv) warrants to purchase 770 shares of common stock, all of which are currently exercisable. Mr. Schafer has no voting rights with respect to the RSUs until the underlying shares are issued.
(6)	Includes: (i) 7,927 shares of common stock underlying vested RSUs, which are issuable upon Ms. Gilfillan’s resignation from the Company (subject to acceleration and forfeiture in certain circumstances); and (ii) options to purchase 20,310 shares of common stock, all of which are currently exercisable. Ms. Gilfillan has no voting rights with respect to the RSUs until the underlying shares are issued.
(7)	Includes: (i) 6,154 unrestricted shares of common stock; (ii) 7,409 shares of common stock underlying vested RSUs, which are issuable upon Mr. Waldkirch’s resignation from the Company (subject to acceleration and forfeiture in certain circumstances); (iii) options to purchase 20,310 shares of common stock, all of which are currently exercisable; and (iv) warrants to purchase 577 shares of common stock, all of which are currently exercisable. Mr. Waldkirch has no voting rights with respect to the RSUs until the underlying shares are issued.
(8)	Includes: (i) 1,540 unrestricted shares of common stock; (ii) 67,186 shares of common stock underlying vested RSUs, which are issuable upon Mr. Alexander’s resignation from the Company (subject to acceleration and forfeiture in certain circumstances); (iii) options to purchase 21,372 shares of common stock, of which 19,779 are currently exercisable; and (iv) warrants to purchase 770 shares of common stock, all of which are currently exercisable. Excludes: options to purchase 1,593 shares of common stock. Mr. Alexander has no voting rights with respect to RSUs until the underlying shares are issued.
(9)	Includes: (i) 308 unrestricted shares of common stock; (ii) 15,965 shares of common stock underlying vested RSUs, which are issuable upon Mr. Francis’s resignation from the Company (subject to acceleration and forfeiture in certain circumstances); (iii) options to purchase 18,900 shares of common stock, of which 17,925 are currently exercisable; and (iv) warrants to purchase 154 shares of common stock, all of which are currently exercisable. Excludes: (i) 3,829 shares of common stock underlying unvested RSUs granted to Mr. Francis, which are issuable upon Mr. Francis’s resignation from the Company (subject to acceleration and forfeiture in certain circumstances); and (iii) options to purchase 975 shares of common stock. Mr. Francis has no voting rights with respect to RSUs until the underlying shares are issued.
(10)	The number of shares held was obtained from the Schedule 13G/A filed by AIMS Asset Management Sdn. Bhd. (“AIMS”) on behalf of its fund under management, Phoenix Gold Fund Ltd (“Phoenix”) with the SEC on January 9, 2024, which reports ownership as of December 31, 2023. The Schedule 13G/A filing indicates that Phoenix had sole power to vote or direct the vote of 585,319 shares of our common stock and sole power to dispose or to direct the disposition of 585,319 shares of our common stock. The business address of AIMS is Suite 10.3, West Wing, Rohas Tecnic, No. 9 Jalan P.Ramlee, 50250 Kuala Lumpur, Malaysia.

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PROPOSAL 1: ELECTION OF DIRECTORS PROPOSAL

Our Board currently consists of five members. Ms. Gilfillan has informed the Board that she will not stand for re-election at the Annual Meeting. The Nominating and Governance Committee and Board have unanimously approved the recommended slate of five directors.

The following table shows the Company’s nominees for election to the Board. Each nominee, if elected, will serve until the next Annual Meeting and until a successor is named and qualified, or until his earlier resignation or removal. We have no reason to believe that any of the nominees is unable or will decline to serve as a director if elected. Unless otherwise indicated by the stockholder, the accompanying proxy will be voted for the election of the five persons named under the heading “Nominees for Directors.” Although the Company knows of no reason why any nominee could not serve as a director, if any nominee shall be unable to serve, the accompanying proxy will be voted for a substitute nominee.

NOMINEES FOR DIRECTOR

Name	Age	Position	Director Since
Luke Norman	53	Executive Chairman	2022
George Bee	65	President, Chief Executive Officer and Director	2020
Robert W. Schafer	70	Director	2020
Michael Waldkirch	54	Director	2021
Johanna Fipke	45	Nominee for Director	N/A

The Nominating and Governance Committee and the Board seek, and the Board is comprised of, individuals whose characteristics, skills, expertise, and experience complement those of other Board members. We have set out below biographical and professional information about each of the nominees, along with a brief discussion of the experience, qualifications, and skills that the Board considered important in concluding that the individual should serve as a current director and as a nominee for election or re-election as a member of our Board.

Nominees Biographies

Luke Norman has been serving as our director since May 2022. Mr. Norman has served as the chief executive officer, president and director of Northern Lion Gold Corp. (TSXV: NL), a Canada-based mineral exploration company, since December 2017. Since March 2021, he has also served as the chief executive officer and director of Leviathan Gold Ltd. (TSXV: LVX), another mineral exploration company. Since 2000, Mr. Norman has served as an independent consultant to companies in the metals and mining industry. He has also served since 2016 as the chairman of Silver One Resources (TSXV: SVE and FSE: BRK1) and since 2020 as a director of Black Mountain Gold USA Corp. (TSXV: BMG), both of which are mineral exploration companies. Mr. Norman was among the founding shareholders of Gold King Corp., a private company that combined with our predecessor, Dataram Corporation, in 2016 to form U.S. Gold Corp. Mr. Norman is qualified to serve as Chairman of the Board because of his expertise in mineral exploration, finance, corporate governance, mergers and acquisitions and corporate leadership.

George Bee has been serving as our director since November 2020, as our President since August 2020 and as our Chief Executive Officer since November 2020. Mr. Bee served as the Chairman of our Board from March 2021 until May 2022. He is a senior mining industry executive, with deep mine development and operational experience. He has an extensive career advancing world-class gold mining projects in eight countries on three continents for both major and junior mining companies. Currently, he serves as the Company’s President, a position he has held since August 2020, when, pursuant to the terms and conditions of the Merger Agreement, Mr. Karr relinquished his position as President and our Board appointed Mr. Bee as President of the Company, effective on the closing of the Merger. In 2018, Mr. Bee concluded a third term with Barrick Gold Corporation (“Barrick Gold”) (NYSE: GOLD) as Senior VP Frontera District in Chile and Argentina working to advance Pascua Lama feasibility as an underground mine. This capped a 16-year tenure at Barrick Gold, where he served in multiple senior level positions, including Mine Manager at Goldstrike during early development and operations, Operations Manager at Pierina Mine taking Pierina from construction to operations, and General Manager of Veladero developing the project from advanced exploration through permitting, feasibility and into production. Previously, Mr. Bee held positions as CEO and Director of Jaguar Mining Inc. between March 2014 and December 2015, President and CEO of Andina Minerals Inc. from February 2009 until January 2013 and Chief Operating Officer for Aurelian Resources, Inc. from 2007 to 2009. As Chief Operating Officer of Aurelian Resources in 2007, he was in charge of project development for Fruta del Norte in Ecuador until Aurelian was acquired by Kinross Gold in 2008. Mr. Bee has served on the board of directors of Stillwater Mining Company, Sandspring Resources Ltd., Jaguar Mining, Peregrine Metals Ltd. and Minera IRL. He received a Bachelor of Science degree from the Camborne School of Mines in Cornwall, United Kingdom. He also holds ICD.D designation from the Institute of Corporate Directors. Mr. Bee is qualified to serve on the Board because of his deep industry-knowledge and global experience in senior leadership roles.

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Robert W. Schafer, P.GEO, MSC., has been serving as our director since November 2020. He is a registered professional geologist with over 35 years international experience exploring for and discovering mineral deposits, four were producing mines including the Briggs (over one million ounces) and Griffon gold mines in the Western United States and Birkachan (over one million ounces) gold mine in far east Russia, and identifying, evaluating and structuring business transactions globally having worked in more than 80 countries. Currently, Mr. Schafer is the Chief Executive Officer of Eagle Mines Management LLC, a globally active private natural resources corporation, which he founded in 2016. Prior to this, from 2004 to 2015, he served as Executive Vice President of Business Development at Hunter Dickinson Services Inc., a diversified, global mining group. Mr. Schafer also previously served as Vice President, Exploration of Kinross Gold Corporation (NYSE: KGC), a senior gold mining company with a diverse portfolio of mines and projects, from 1996 to 2003. Prior to that, he held senior positions at BHP Minerals and Billiton Metals. Mr. Schafer is the 2020 to 2021 president of the Society for Mining, Metallurgy and Exploration (“SME”). He is also past president and board member of the Prospector & Developers Association of Canada (“PDAC”), past president of the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”), and past president of the Mining and Metallurgical Society of America. He was a member of the board of governors for the U.S. National Mining Hall of Fame and a member of the board of directors of the Canadian Mining Hall of Fame. He is the first person to hold all of these leadership roles in both the U.S. and Canada. Mr. Schafer is also the recipient of the William Lawrence Saunders Gold Medal from AIME, as well as the prestigious Daniel C. Jackling Award and Robert A. Dreyer Award from SME for technical achievements and leadership in the mining industry during his career. He is a fellow of the Society of Economic Geologists, CIM, and SME, and a certified director under Institute of Corporate Directors. Mr. Schafer has served on the board of directors of select mining companies, including his current service on the boards of directors of Amur Minerals Corporation (AIM: AMC), Volcanic Gold Mines Inc. (TSX-V: VG), Temas Resources (CSE: TMAS), United Lithium (CSE: ULTH) and Electric Royalties (TSXV: ELEC.V). His prior board service includes Trillium Gold Mines Inc. (TSXV: TGM), Lincoln Mining (TSX-V: LMG), Renaissance Gold (TSXV: REN), Trigon Metals (TSXV: TM), Orex Minerals (TSXV: REX), Orosur Mining (TSX: OMI), and Cardinal Resources (ASX and TSX: CDV). Robert earned a BS and MS in Geology at Miami University (Ohio) as well as an MS in Mineral Economics and completed studies and research toward a PhD in Geology at the University of Arizona. He also completed the Executive Business Management program at Stanford. Mr. Schafer is qualified to serve on the Board because of his exceptional industry knowledge and experience as well as his extensive experience serving on boards of directors.

Michael Waldkirch has been serving as our director since January 2021. Mr. Waldkirch is a Chartered Professional Accountant in the U.S. and Canada since 1998 and was the Chief Financial Officer of Gold Standard Ventures Corp. (TSX and NYSE American: GSV) in Vancouver, British Columbia, Canada. He has also held the position of Senior Partner with the public accounting firm Michael Waldkirch and Company Inc., Chartered Professional Accountants, in Vancouver, B.C. since 1999. From 1997 to 2011, he held the position of principal with JBH Professional Services Inc., a business consulting firm located in Richmond, B.C. Mr. Waldkirch holds a Bachelor of Arts in Economics from the University of British Columbia. Mr. Waldkirch is qualified to serve on the Board because of his financial expertise coupled with his deep knowledge of the mining industry.

Johanna Fipke is currently a partner at Fasken Martineau DuMoulin LLP, one of Canada’s leading national law firms, and has been with the firm since 2010. Ms. Fipke has over 20 years’ of experience advising on mergers, acquisitions and commercial transactions involving domestic and international mining companies and properties, project finance (including debt and alternative sources including as streams, royalties and prepayment offtakes) and project development. Ms. Fipke has been recognized for her mining expertise by Lexpert, Who’s Who Legal, the Best Lawyers in Canada, and the Legal 500. Ms. Fipke is a former director of Women in Mining British Columbia and Nova Royalty Corp. (TSXV:NOVR). She holds a Bachelor of Law, Bachelor of Commerce, and Bachelor of Arts, each with distinction, from the University of Alberta and is a member of the Law Societies of British Columbia, Northwest Territories and Nunavut. In 2018, Ms. Fipke was awarded by Women in Mining UK as one of the top 100 Global Inspirational Women in Mining.

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Unless authority to vote for the nominees named above is withheld, the shares represented by the proxy will be voted FOR the election of such nominees as directors. In the event that any of the nominees shall become unable or unwilling to serve, the shares represented by the proxy will be voted for the election of such other person as the Board may recommend in such nominee’s place. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve.

Board Diversity Matrix (as of the Record Date)
Total Number of Directors: 5

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Family Relationships

There are no family relationships among our executive officers and directors.

Involvement in Certain Legal Proceedings

There have been no material legal proceedings that would require disclosure under the federal securities laws that are material to an evaluation of the ability or integrity of our directors or executive officers, or in which any director, officer, nominee or principal stockholder, or any affiliate thereof, is a party adverse to us or has a material interest adverse to us.

Vote Required

The nominees for director who receive the most votes (also known as a plurality) will be elected. You may vote either “FOR” all of the nominees, “WITHHOLD” your vote from all of the nominees, or “WITHHOLD” your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS.

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CORPORATE GOVERNANCE

General

We are committed to maintaining strong corporate governance practices that benefit the long-term interests of our stockholders by providing for effective oversight and management of our Company. Our governance policies, including our Corporate Governance Principles, Code of Ethics, and committee charters can be found on our website at www.usgoldcorp.gold by following the link to “Investors” and then to “Governance” and then to “Governance Documents.”

The Nominating and Governance Committee regularly reviews our Corporate Governance Principles, Code of Ethics, and committee charters to ensure that they take into account our developments, changes in regulations and listing requirements, and the continuing evolution of best practices in the area of corporate governance.

The Board conducts an annual self-evaluation in order to assess whether the directors, the committees, and the Board are functioning effectively.

Code of Ethics and Business Conduct and Whistleblower Policy

Our Code of Ethics and Business Conduct (the “Code”), which was amended and restated as of November 2020, applies to our employees, directors, officers, contractors, consultants, and persons performing similar functions. This includes our President and Chief Executive Officer and our Chief Financial Officer. We require that they avoid conflicts of interest, comply with applicable laws, protect our assets, and conduct business in an ethical and responsible manner and in accordance with the Code. The Code prohibits employees from taking unfair advantage of our business partners, competitors, and employees through manipulation, concealment, misuse of confidential or privileged information, misrepresentation of material facts, or any other practice of unfair dealing or improper use of information. The Code requires employees to comply with all applicable laws, rules, and regulations wherever in the world we conduct business. This includes applicable laws on privacy and data protection, anti-corruption and anti-bribery, and trade sanctions. Our Code was initially amended and restated in 2014 (and subsequently amended and restated in 2015, 2017, 2018, and 2020) to better reflect our expanding global operations and diverse employee base, enhance its clarity and general readability, and to make other stylistic changes to more closely align the Code with our overall brand. If we make substantive amendments to the Code, or grant any waiver, including any implicit waiver, from a provision of the Code to our President and Chief Executive Officer and Chief Financial Officer, and any of our other officers, financial professionals, and persons performing similar functions, we will disclose the nature of such amendment or waiver on our website (www.usgoldcorp.gold) or in a report filed with the SEC on Form 8-K.

We also have adopted a Whistleblower Policy in November 2020, providing a platform to receive, retain, and retreat concerns and complaints about accounting, internal accounting controls, auditing matters, fraud, any violation of law, or rules or regulations of our Code, free of any retaliation or harassment. The Whistleblower Policy can be found on our website at www.usgoldcorp.gold by following the link to “Investors.” We intend to disclose any amendments to, or waivers from, our Whistleblower Policy at the same website address provided above.

Board Composition

Our Articles of Incorporation, as amended (the “Charter”), and our Bylaws provide that our Board will consist of no more than fifteen and no less than three members, such number of directors to be determined from time to time pursuant to a resolution adopted by a majority of the total number of authorized directors. Vacancies or newly created directorships resulting from an increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Independence of Directors

Our Board is currently comprised of five members, three of whom are independent directors. Assuming the Company’s Director Nominees are elected at the Annual Meeting, the Board will be comprised of five members, three of whom will be independent directors. If elected at the Annual Meeting, Mr. Bee and Mr. Norman will not be independent directors.

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The Board, upon recommendation of the Nominating and Governance Committee, unanimously determined that each of Messrs. Schafer and Waldkirch and Ms. Fipke is “independent,” as such term is defined in the Nasdaq Stock Market Rules (“Stock Market Rules”).

The definition of “independent director” included in the Stock Market Rules includes a series of objective tests, such as that the director is not an employee of the Company, has not engaged in various types of specified business dealings with the Company, and does not have an affiliation with an organization that has had specified business dealings with the Company. Consistent with the Company’s Corporate Governance Principles, the Board’s determination of independence is made in accordance with the Stock Market Rules, as the Board has not adopted supplemental independence standards. As required by the Stock Market Rules, the Board also has made a subjective determination with respect to each director that such director does not have a relationship that, in the opinion of the Board, would interfere with exercising independent judgment in carrying out such director’s responsibilities, even if the director otherwise satisfies the objective independence tests included in the definition of an “independent director” included in the Stock Market Rules.

In determining that each individual who served as a member of the Board is independent, the Board considered (i) relationships and transactions involving directors or their affiliates or immediate family members that would be required to be disclosed as related party transactions and (ii) other relationships and transactions involving directors or their affiliates or immediate family members that did not rise to the level of requiring such disclosure, of which there were none.

Board Leadership Structure

The Board believes that the Company’s stockholders are best served if the Board retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. Accordingly, the Company’s Corporate Governance Principles provide that the Board may combine or separate the roles of the Chief Executive Officer and Executive Chairman, as it deems advisable and in the best interests of the Company and its stockholders.

As part of its ongoing evaluation of the most effective leadership structure for us, in May 2022, the independent directors decided to separate the roles of Chief Executive Officer and Executive Chairman. Mr. Norman has served as Executive Chairman of the Board since October 2022 (serving as the Chairman of the Board since May 2022) and Mr. Bee has served as our Chief Executive Officer since November 2020.

The independent directors have concluded that the most effective leadership structure for us at the present time is to continue having Mr. Bee serve as our Chief Executive Officer and Mr. Norman as Executive Chairman. The Board made this determination in light of Mr. Bee and Mr. Norman’s experience, which allow them to bring to the Board a broad and uniquely well-informed perspective on the Company’s business, as well as insight into the trends and opportunities that can affect the Company’s future. In adopting the structure, the Board also concluded that the strong independent membership of the Board and its standing committees ensures robust and effective communication between the directors and members of management, and that the overall leadership structure is effective in providing the Board with a well-informed and current view of our business that enhances its ability to address strategic considerations, as well as focus on the opportunities and risks that are of greatest importance to us and our stockholders. The Board believes this structure has served us well since May 2022.

Committees of the Board

Our Board has four standing committees: (1) Audit (the “Audit Committee”), (2) Compensation (the “Compensation Committee”), (3) Nominating and Governance (the “Nominating and Governance Committee”) and (4) Technical (the “Technical Committee”). The Audit Committee, the Compensation Committee, and the Nominating and Governance Committee are solely comprised of and chaired by independent directors, each of whom the Board has affirmatively determined is independent pursuant to the rules of the SEC and the Stock Market Rules. The Board has adopted a written charter setting forth the authority and responsibilities of each committee and each of the committees operates pursuant to its charter. The committee charters are reviewed annually by the Nominating and Governance Committee. If appropriate, and in consultation with the chairs of the other committees, the Nominating and Governance Committee proposes revisions to the charters. The responsibilities of each committee are described in more detail below. Each of the committee charters are available on our website at www.usgoldcorp.gold by following the link to “Investors” and then to “Corporate Governance.”

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Audit Committee

Our Audit Committee currently consists of the following members: Tara Gilfillan, Michael Waldkirch and Robert W. Schafer. Ms. Gilfillan serves as Chairman of the Audit Committee. The Audit Committee, among other things, is responsible for:

●	Appointing; approving the compensation of; overseeing the work of; and assessing the independence, qualifications, and performance of the independent auditor;
●	Reviewing the internal audit function, including its independence, plans, and budget;
●	Approving, in advance, audit and any permissible non-audit services performed by our independent auditor;
●	Reviewing our internal controls with the independent auditor, the internal auditor, and management;
●	Reviewing the adequacy of our accounting and financial controls as reported by the independent auditor, the internal auditor, and management;
●	Overseeing our financial compliance system; and
●	Overseeing our major risk exposures regarding the Company’s accounting and financial reporting policies, the activities of our internal audit function, and information technology.

Compensation Committee

Our Compensation Committee currently consists of the following members: Robert W. Schafer, Michael Waldkirch and Tara Gilfillan. Mr. Schafer serves as Chairman of the Compensation Committee. The Compensation Committee is responsible for:

●	Reviewing and making recommendations to the Board with respect to the compensation of our officers and directors, including the Chief Executive Officer;
●	Overseeing and administering the Company’s executive compensation plans, including equity-based awards;
●	Negotiating and overseeing employment agreements with officers and directors; and
●	Overseeing how the Company’s compensation policies and practices may affect the Company’s risk management practices and/or risk-taking incentives.

Pursuant to its charter, the Compensation Committee has the authority to delegate its responsibilities to subcommittees if the Compensation Committee determines such delegation would be in the best interest of the Company. In reviewing the compensation of our executive officers other than our Chief Executive Officer, we consider the input of our Chief Executive Officer. The Company paid Bedford Resources Inc. $3,935 to perform a compensation analysis during the fiscal year ended April 30, 2023.

Nominating and Governance Committee

Our Nominating and Governance Committee currently consists of the following members: Robert W. Schafer, Michael Waldkirch and Tara Gilfillan. Mr. Waldkirch serves as Chairman of the Nominating and Governance Committee. The Nominating and Governance Committee, among other things, is responsible for:

●	Reviewing and assessing the development of the executive officers, and considering and making recommendations to the Board regarding promotion and succession issues;
●	Evaluating and reporting to the Board on the performance and effectiveness of the directors, committees, and the Board as a whole;
●	Working with the Board to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience, including diversity considerations, for the full Board and each committee;
●	Presenting to the Board a list of individuals recommended to be nominated for election to the Board;

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●	Reviewing, evaluating, and recommending changes to the Company’s Corporate Governance Principles and committee charters;
●	Recommending to the Board individuals to be elected to fill vacancies and newly created directorships;
●	Overseeing the Company’s compliance program, including the Code of Conduct; and
●	Overseeing and evaluating how the Company’s corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, may affect the Company’s major risk exposures.

Technical Committee

Our Technical Committee currently consists of the following members: Luke Norman, Robert W. Schafer and Tara Gilfillan. Mr. Schafer serves as the Chairman of the Technical Committee. The Technical Committee, among other things, is responsible for assisting management and the Board of Directors in fulfilling its responsibilities regarding the advancement of the Company’s projects, including economic analysis, preparations for mining and such other matters as may be requested.

Director Attendance at Board, Committee and Other Meetings

Directors are expected to attend Board meetings and meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. The Board does not have a policy on director attendance at our annual meeting. Each member of the Board who was a director at the time attended our most recent annual meeting of stockholders in 2022.

Excluding Mr. Norman, the non-management directors (who also constitute all of the independent directors) meet in executive sessions in connection with regularly scheduled Board meetings and at such other times as the non-management directors deem appropriate.

During the fiscal year ended April 30, 2023, the Board held four regular and special meetings, the Audit Committee held four regular and special meetings, the Compensation Committee held one regular meeting, and the Nominating and Governance Committee held one regular meeting. The Technical Committee did not hold any regular or special meetings during the fiscal year ended April 30, 2023. Each director attended at least 80% of the total number of meetings of the Board and of the committees on which he or she served that were held during his or her term of office.

Board of Directors Role in Risk Oversight

Our Board plays an active role in our risk oversight, including with respect to risks related to cybersecurity. The Board does not have a formal risk management committee but administers this oversight function through various standing committees of the Board, which are described below. The Audit Committee periodically reviews overall enterprise risk management, in addition to maintaining responsibility for oversight of financial reporting-related risks, including those related to our accounting, auditing and financial reporting practices. The Audit Committee also reviews reports and considers any material allegations regarding potential violations of our Code. The Compensation Committee oversees risks arising from our compensation policies and programs. The Compensation Committee has responsibility for evaluating and approving our executive compensation and benefit plans, policies and programs. The Nominating and Governance Committee oversees corporate governance risks and oversees and advises the Board with respect to our policies and practices regarding significant issues of corporate responsibility.

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Consideration of Director Nominees

As specified in our Corporate Governance Principles, we seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to us and our success. The Nominating and Governance Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each committee, taking into account both existing directors and all nominees for election as directors, as well as any diversity considerations and the membership criteria reflected in the Corporate Governance Principles. The Nominating and Governance Committee and the Board, which do not have a formal diversity policy, consider diversity in a broad sense when evaluating board composition and nominations; and they seek to include directors with a diversity of experience, professions, viewpoints, skills, and backgrounds that will enable them to make significant contributions to the Board and us, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees. We did not pay fees to any third party to assist in the process of identifying or evaluating director candidates for the fiscal year ended April 30, 2023.

The Nominating and Governance Committee will consider director candidates recommended by stockholders, and its process for considering such recommendations is no different than its process for screening and evaluating candidates suggested by directors, management, or third parties. Our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Annual Meeting. To recommend a nominee for election to the Board of Directors, a stockholder must submit his or her recommendation to the Corporate Secretary at the address appearing on the first page of this proxy statement. Such nomination must satisfy the notice, information and consent requirements set forth in our Bylaws and must be received by us prior to the date set forth under “Submission of Future Stockholder Proposals” included herein. A stockholder’s recommendation must be accompanied by the information with respect to stockholder nominees that is specified in our Bylaws, including among other things, the name, age and address of the recommended person, the proposing stockholder’s name and address, the ownership interests of the proposing stockholder and any material monetary or other relationships between the recommended person and the proposing stockholder and/or the beneficial owners, if any, on whose behalf the nomination is being made.

Report of the Audit Committee

Our Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended April 30, 2023. The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended April 30, 2023, which includes the consolidated balance sheets of the Company as of April 30, 2023 and April 30, 2022, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the two-year period ended April 30, 2023, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

Reviews and Discussions with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with its independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has also received written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor its independence from the Company. The Audit Committee has also reviewed and discussed the selection, application and disclosure of the critical accounting policies of the Company with the independent auditor.

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Based on the review and discussions referred to above, the Audit Committee approved the inclusion of the Company’s audited financial statements in the Company’s Annual Report.

AUDIT COMMITTEE
Tara Gilfillan
Michael Waldkirch
Robert W. Schafer

Communications with the Board of Directors

Stockholders and other parties may communicate directly with the Board of Directors or the relevant board member by addressing communications to:

U.S. Gold Corp.

c/o Corporate Secretary

1910 E. Idaho Street, Suite 102-Box 604,

Elko, Nevada 89801

All stockholder correspondence will be compiled by our corporate secretary and forwarded as appropriate. Stockholders should specifically request that a copy of the letter be distributed to a particular Board member or to all Board members. Where no such specific request is made, the letter will be distributed to Board members if material, in the judgment of the corporate secretary, to matters on the Board’s agenda.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and stockholders who own more than 10% of our stock to file forms with the SEC to report their ownership of our stock and any changes in ownership. We assist our directors and executive officers by identifying reportable transactions of which it is aware and preparing and filing their forms on their behalf. All persons required to file forms with the SEC must also send copies of the forms to us. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filings during the past fiscal year were filed on a timely basis and that all directors, executive officers and 10% beneficial owners have fully complied with such requirements during the past fiscal year except for one late Form 4 filing (filed on August 23, 2023) for Luke Norman, our Executive Chairman, in connection with his acquisition of 33,419 shares of the Company’s common stock on April 4, 2023.

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DIRECTOR COMPENSATION

The Compensation Committee periodically evaluates the compensation of directors and recommends compensation changes to the Board as appropriate. We currently pay members of our Board $6,000 per quarter and compensate the Board through the issuance of RSUs. Until November 9, 2021, we also compensated our Board through the issuance of stock option awards and RSUs. Additionally, our Audit Committee chair receives $2,500 per quarter and all other committee chairs receive $2,000 per quarter. These arrangements compensate our directors for their Board responsibilities while aligning their interests with the long-term interests of our stockholders. Directors who are employees of the Company receive no additional cash compensation or equity compensation for serving on the Board.

While the Company does not require directors and officers to own a specific minimum number of shares of the Company’s common stock, the Company believes that each director and corporate officer should have a substantial personal investment in the Company. Under the Company’s Insider Trading Policy, it is improper for directors to engage in short-term or speculative transactions in the Company’s securities.

The following table sets forth information concerning director compensation during the fiscal year ended April 30, 2023 paid or provided to each of our non-employee directors who served in such capacity at any time during the most recent fiscal year. Other than as set forth in the table, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of the other members of our Board in such period.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Luke Norman(2)	$—	$—	$82,750	$250,000	$332,750
Ryan K. Zinke(3)	$21,333	$—	$—	$24,000	$45,333
Robert W. Schafer(4)	$40,000	$—	$49,650	$—	$89,650
Tara Gilfillan(5)	$34,000	$—	$49,650	$—	$83,650
Michael Waldkirch(6)	$26,430	$—	$49,650	$—	$76,080

(1)	Represents the aggregate grant date fair value for stock options granted by us in the fiscal year ended April 30, 2023 computed in accordance with FASB ASC Topic 718. See Note 10 to our consolidated financial statements reported in the Annual Report for details as to the assumptions used to determine the fair value of the stock option awards.
(2)	On March 10, 2021, we entered into a consulting agreement with Mr. Norman pursuant to which Mr. Norman is to provide services related to investor and strategic introductions for potential mergers and acquisitions and other potential and strategic relationships to add shareholder value (the “March 2021 Norman Agreement”). On March 10, 2022, we extended the March 2021 Norman Agreement for an additional 12 months (the “March 2022 Norman Extension”). On March 10, 2023, we further extended the March 2021 Norman Agreement for another 12 months (the “March 2023 Norman Extension”). The terms of the March 2022 Norman Extension and the March 2023 Norman Extension remain the same as stipulated in the March 2021 Norman Agreement. In consideration for the services provided pursuant to the March 2023 Norman Extension, Mr. Norman was paid an annual fee of $250,000 consisting of shares of the Company’s common stock with a value of $130,000, paid within five days of the effective date of the March 2022 Norman Extension, and cash payments of $120,000, paid in increments of $10,000 per month. In March 2023, and in connection with the March 2023 Norman Extension, we issued 33,419 shares of the Company’s common stock to Mr. Norman. We paid a total of $250,000 in cash and shares of common stock for consulting fees to Mr. Norman during the fiscal year ended April 30, 2023. Additionally, as of April 30, 2023, Mr. Norman had outstanding options to purchase 30,310 shares of our common stock and outstanding RSU awards of 3,463 shares of our common stock.
(3)	On January 7, 2021, we entered into a one-year consulting agreement with Mr. Zinke pursuant to which Mr. Zinke was to provide services related to investor and strategic introductions to potential industry partners and assistance with government relations (the “January 2021 Zinke Agreement”). On January 6, 2022, we extended the January 2021 Zinke Agreement for an additional 12 months (the “January 2022 Zinke Extension”). The terms of the January 2022 Zinke Extension remain the same as stipulated in the January 2021 Zinke Agreement. In consideration for the services provided pursuant to the January 2022 Zinke Extension, Mr. Zinke was to be paid an annual fee of $86,000 consisting of shares of the Company’s common stock with a value of $50,000, paid within five days of the effective date of the January 2022 Zinke Extension, and cash payments of $36,000, paid in increments of $3,000 per month. In January 2022, and in connection with the January 2022 Zinke Extension, we issued 5,814 shares of common stock to Mr. Zinke. Mr. Zinke resigned from his positions as director and consultant of the Company on December 31, 2022. As a result, we paid a total of $45,333 in cash and shares in connection with Mr. Zinke’s directorship and his role as a consultant of the Company during the fiscal year ended April 30, 2023.
(4)	As of April 30, 2023, Mr. Schafer had outstanding options to purchase 20,310 shares of our common stock and outstanding RSU awards of 7,927 shares of our common stock.
(5)	As of April 30, 2023, Ms. Gilfillan had outstanding options to purchase 20,310 shares of our common stock and outstanding RSU awards of 7,927 shares of our common stock.
(6)	As of April 30, 2023, Mr. Waldkirch had outstanding options to purchase 20,310 shares of our common stock and outstanding RSU awards of 7,409 shares of our common stock.

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EXECUTIVE OFFICERS

The following persons are our executive officers and hold the offices set forth opposite their names.

Name	Age	Principal Occupation
George Bee	65	President, Chief Executive Officer and Director
Eric Alexander	57	Chief Financial Officer
Kevin Francis	64	Vice President – Exploration and Technical Services

The biography for George Bee is contained in the information disclosures relating to the Company’s nominees for director.

Eric Alexander has been our Chief Financial Officer since September 2020. Mr. Alexander has over 30 years of corporate, operational and business experience, and over 15 years of mining industry experience. Previously he served as Corporate Controller of Helix Technologies, Inc., a publicly traded software and technology company from April 2019 to September 2020. Prior to that, he served as the Vice President of Finance and Controller of Pershing Gold Corporation, a mining company (formerly NASDAQ: PGLC), from September 2012 until April 2019. Prior to that, Mr. Alexander was the Corporate Controller for Sunshine Silver Mines Corporation, a privately held mining company with exploration and pre-development properties in Idaho and Mexico, from March 2011 to August 2012. He was a consultant to Hein & Associates LLP from August 2012 to September 2012 and a Manager with Hein & Associates LLP from July 2010 to March 2011. He served from July 2007 to May 2010 as the Corporate Controller for Golden Minerals Company (and its predecessor, Apex Silver Mines Limited), a publicly traded mining company with operations and exploration activities in South America and Mexico. In addition to his direct experience in the mining industry, he has also held the position of Senior Manager with the public accounting firm KPMG LLP, focusing on mining and energy clients. Mr. Alexander has a B.S. in Business Administration (concentrations in Accounting and Finance) from the State University of New York at Buffalo and is also a licensed CPA.

Kevin Francis has been our Vice President – Exploration and Technical Services since July 2021. Mr. Francis has held many senior roles within the mining industry, including VP of Project Development for Aurcana Corporation, VP of Technical Services for Oracle Mining Corporation, VP of Resources for NovaGold Resources and Principal Geologist for AMEC Mining and Metals. Most recently, he consulted to U.S. Gold Corp. as Principal of Mineral Resource Management LLC, a consultancy providing technical leadership to the mining industry, as well as through his association with Gustavson Associates (a member of WSP) since September 2020. Mr. Francis currently serves on the board of directors of Texas Mineral Resources Corp. (OTC: TMRC). Mr. Francis is a “qualified person” as defined by SEC S-K 1300 and Canadian NI 43-101 reporting standards and holds both an M.S. degree and a B.A. in geology from the University of Colorado.

Summary Compensation Table

The purpose of this Executive Compensation discussion is to provide information about the material elements of compensation that we pay or award to, or that is earned by: (i) the individual(s) who served as our principal executive officer (“PEO”) during the fiscal year ended April 30, 2023; (ii) our two most highly compensated executive officers, other than the individuals who served as our PEO, who were serving as executive officers as of the fiscal year ended April 30, 2023, as determined in accordance with the rules and regulations promulgated by the SEC, with compensation during such fiscal year of $100,000 or more; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) but for the fact that such individuals were not serving as executive officers as of the fiscal year ended April 30, 2023. We refer to these individuals as our “Named Executive Officers” or “NEOs.” For the fiscal year ended April 30, 2023, other than our PEO, we had two executive officers, Mr. Alexander and Mr. Francis, who received compensation of $100,000 or more.

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Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(3)		All other compensation ($)	Total ($)
George Bee	2023	$300,000	$—	$—		$49,650	(4)	$—	$349,650
Chief Executive Officer (PEO)	2022	300,000	176,375	176,375	(5)	72,000	(6)	—	724,750

Eric Alexander	2023	$240,000	$—	$—		$49,650	(7)	$—	$289,650
Chief Financial Officer (Principal Financial and Accounting Officer)	2022	232,000	119,105	119,105	(8)	28,800	(9)	—	499,010

Kevin Francis	2023	$220,000	$—	$—		$49,650	(10)	$—	$269,650
Vice President – Exploration and Technical Services	2022	172,917	30,995	180,995	(11)	17,600	(12)	—	402,507

(1)	The annual bonus for the executives is determined by the Compensation Committee and subject to annual review and renegotiation. The current bonus targets for each executive as a percentage of base salary are as follows:

●	President and Chief Executive Officer: 100%, bonus paid in a form to be determined by the Board.
●	Chief Financial Officer: 100%, bonus paid in a form to be determined by the Board.
●	Vice President – Exploration and Technical Services: 75%, bonus paid in a form to be determined by the Board.

(2)	Represents the aggregate grant date fair value for awards of RSUs granted by us in the fiscal years ended April 30, 2023 and 2022 computed in accordance with FASB ASC Topic 718. See Note 10 to our consolidated financial statements reported in the 2023 Form 10-K for details as to the assumptions used to determine the fair value of the RSU awards.
(3)	Represents the aggregate grant date fair value for stock option awards granted by us in fiscal years ended April 30, 2023 and 2022 computed in accordance with FASB ASC Topic 718. See Note 10 to our consolidated financial statements reported in the 2023 Form 10-K for details as to the assumptions used to determine the fair value of the stock option awards.
(4)	Represents stock options covering 15,000 shares of common stock granted as long-term incentive compensation on January 12, 2023. The stock options vested immediately on the date of grant.
(5)	Represents RSUs covering 25,450 shares of common stock granted as long-term incentive compensation on January 24, 2022. The restricted stock units vested immediately on the date of grant.
(6)	Represents stock options covering 15,928 shares of common stock granted as long-term incentive compensation on January 24, 2022. 25% vested immediately upon grant and 25% vests annually on the anniversary of the grant-date over the three years ending January 24, 2023 through January 24, 2025.
(7)	Represents stock options covering 15,000 shares of common stock granted as long-term incentive compensation on January 12, 2023. The stock options vested immediately on the date of grant.
(8)	Represents RSUs covering 17,186 shares of common stock granted as long-term incentive compensation on January 24, 2022. The restricted stock units vested immediately on the date of grant.
(9)	Represents stock options covering 6,372 shares of common stock granted as long-term incentive compensation on January 24, 2022. 25% vested immediately upon grant and 25% vests annually on the anniversary of the grant-date over the three years ending January 24, 2023 through January 24, 2025.
(10)	Represents stock options covering 15,000 shares of common stock granted as long-term incentive compensation on January 12, 2023. The stock options vested immediately on the date of grant.
(11)	Represents (i) RSUs covering 15,322 shares of common stock granted in connection with Mr. Francis signing on as an officer of the Company on July 19, 2021, 25% of which vested immediately upon grant and 25% vesting annually on the anniversary of the grant-date over the three years ending July 19, 2022 through July 19, 2024, and (ii) RSUs covering 4,472 shares of common stock granted as long-term incentive compensation on January 24, 2022, which vested immediately on the date of grant.

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(12)	Represents stock options covering 3,900 shares of common stock granted as long-term incentive compensation on January 24, 2022. 25% vested immediately upon grant and 25% vests annually on the anniversary of the grant-date over the three years ending January 24, 2023 through January 24, 2025.

Narrative Disclosure to Summary Compensation Table

We have entered into employment agreements with each of our Named Executive Officers.

On December 4, 2020, we entered into an employment agreement with our President, Chief Executive Officer and Chairman, George Bee (the “Bee Employment Agreement”). The term of employment commenced on or about October 28, 2020 and is not for a definite period, but rather will continue indefinitely until terminated in accordance with the terms and conditions of the Bee Employment Agreement. Mr. Bee receives a base salary of $300,000 per year. The agreement provides for a bonus in an amount up to the amount of the base salary, to be awarded in the discretion of the Board and to be paid in cash, stock, or a combination thereof in the discretion of the board. Mr. Bee would also be entitled to receive certain payments upon separation either before or after a change of control, as summarized below in “Potential Payments upon Termination.” Mr. Bee was issued 15,000 stock options as long-term incentive compensation during the fiscal year ended April 30, 2023.

On December 4, 2020, we entered into an employment agreement with our Chief Financial Officer, Eric Alexander (the “Alexander Employment Agreement”). The term of employment commenced on or about October 28, 2020 and is not for a definite period, but rather will continue indefinitely until terminated in accordance with the terms and conditions of the Alexander Employment Agreement. Effective September 2021, Mr. Alexander receives a base salary of $240,000 per year. The agreement provides for a bonus in an amount up to the amount of the base salary, to be awarded in the discretion of the Board and to be paid in cash, stock or a combination thereof in the discretion of the Board. Mr. Alexander would also be entitled to receive certain payments upon separation either before or after a change of control, as summarized below in “Potential Payments upon Termination.” Mr. Alexander was issued 15,000 stock options as long-term incentive compensation during the fiscal year ended April 30, 2023.

On July 19, 2021, we entered into an employment agreement with our Vice President – Exploration and Technical Services, Kevin Francis (the “Francis Employment Agreement”). The term of employment commenced on or about July 19, 2021 and is not for a definite period, but rather will continue indefinitely until terminated in accordance with the terms and conditions of the Francis Employment Agreement. Mr. Francis receives an annual base salary of $220,000 per year. The agreement provides for a bonus in an amount up to 75% of the base salary, to be awarded in the discretion of the Board and to be paid in cash, stock, or a combination thereof in the discretion of the Board. Mr. Francis would also be entitled to receive certain payments upon separation either before or after a change of control, as summarized below in “Potential Payments upon Termination.” Mr. Francis was issued 15,000 stock options as long-term incentive compensation during the fiscal year ended April 30, 2023.

Equity Compensation Plan Information

On August 6, 2019, the Board approved and adopted, subject to stockholder approval, the 2020 Stock Plan. The Board directed that the 2020 Stock Plan, which reserves 1,167,095 shares for future issuance to officers, directors, employees and contractors as directed from time to time by the Compensation Committee, be submitted to the Company’s stockholders for their approval at the 2019 Annual Meeting of Stockholders of the Company (the “2019 Annual Meeting”), which was held on September 18, 2019. The 2020 Stock Plan was approved by a vote of stockholders at the 2019 Annual Meeting.

On August 31, 2020, the Board approved and adopted, subject to stockholder approval, an amendment to the 2020 Stock Plan (the “2020 Stock Plan Amendment”). The Board directed that the 2020 Plan Stock Amendment, which increased the number of shares of common stock for issuance pursuant to awards under the 2020 Stock Plan by an additional 836,385, to a total of 1,167,095 shares of the Company’s common stock, be submitted to the Company’s stockholders for their approval at the 2020 Annual Meeting of Stockholders of the Company (the “2020 Annual Meeting”), which was held on November 9, 2020. The 2020 Stock Plan Amendment was approved by a vote of stockholders at the 2020 Annual Meeting.

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Equity Compensation Plan Information (as of April 30, 2023)

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	626,225	$5.73	1,785,419
Equity compensation plans not approved by security holders	—	—	—
Total	626,225	$5.73	1,785,419

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding grants of stock options and unvested RSU awards for each of our NEOs as of the last day of the fiscal year ended April 30, 2023.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
George Bee	11,964	3,982	(1)	$6.93	01/24/2027	—		$—
	15,000	—		$5.02	01/12/2028	—		—
Eric Alexander	4,779	1,593	(2)	$6.93	01/24/2027	—		$—
	15,000	—		$5.02	01/12/2028	—		—
Kevin Francis	2,925	975	(3)	$6.93	01/24/2027	3,829	(4)	$37,486
	15,000	—		$5.02	01/12/2028	—		—

(1)	The stock option awards vested 25% on January 24, 2022, the initial date of grant, 25% on the first and second anniversaries of the initial date of grant, and shall vest 25% on the third anniversary of the initial date of grant, subject to certain restrictions and conditions set forth in the Company’s 2020 Stock Incentive Plan, as amended (the “2020 Stock Plan”).
(2)	The stock option awards vested 25% on January 24, 2022, the initial date of grant, 25% on the first and second anniversaries of the initial date of grant, and shall vest 25% on the third anniversary of the initial date of grant, subject to certain restrictions and conditions set forth in the 2020 Stock Plan.
(3)	The stock option awards vested 25% on January 24, 2022, the initial date of grant, 25% on the first and second anniversaries of the initial date of grant, and shall vest 25% on the third anniversary of the initial date of grant, subject to certain restrictions and conditions set forth in the 2020 Stock Plan.
(4)	The RSU awards vested 25% on July 19, 2021, the initial date of grant, 25% on each of the first and second anniversaries of the initial date of grant, and shall vest 25% on the third anniversary of the initial date of grant, subject to certain restrictions and conditions set forth in the 2020 Stock Plan.

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Potential Payments upon Termination

Under the Bee Employment Agreement, in the event the following occurs:

●	Termination by us for cause, by Mr. Bee without good reason, or due to Mr. Bee’s disability or death: We shall pay Mr. Bee in a lump sum (i) any unpaid portion of his accrued base salary and unused paid time off; (ii) any amounts payable to him pursuant to the terms of any retirement or welfare benefit plan, and (iii) any expense reimbursements payable pursuant to our reimbursement policy (the “Bee Accrued Obligations”). Unvested equity grants shall be forfeited as of the date of termination, and any vested equity awards shall be treated as specified in the applicable equity plan and award agreement;

●	Termination by us without cause or by Mr. Bee for good reason outside of change in control period: In addition to the Bee Accrued Obligations, Mr. Bee shall be entitled to receive a lump-sum severance payment in an amount equal to the sum of his then in effect annual base salary and a portion of his target bonus, calculated at 100% of target performance completion of goals and objectives, prorated for the portion of the calendar year that has passed as of his last day of employment, in each case, less all applicable withholdings and deductions. Any unvested equity grants, any annual long-term incentive awards, or any other equity awards made during the term of Mr. Bee’s employment shall fully and immediately vest (and in the case of options become exercisable), as of the date of termination, and any vested equity awards shall be treated as specified in the applicable equity plan and award agreement; and

●	Termination by us without cause or by Mr. Bee for good reason within change in control period: Mr. Bee shall be entitled to receive the payments and benefits provided in the immediately preceding bullet point, except that the amount of the lump-sum severance payment to be paid to Mr. Bee shall instead be equal to the sum of two times his then in effect annual base salary and 100% of his target annual bonus for the year in which the termination occurs. Notwithstanding the foregoing, in the event Mr. Bee’s termination of employment by us without cause or Mr. Bee’s resignation for good reason occurs within the change in control period and at the time of such termination Mr. Bee’s base salary is equal to or less than $500,000, the lump-sum severance payment payable shall instead be equal to the sum of three times Mr. Bee’s then in effect annual base salary and 100% of Mr. Bee’s target annual bonus for the year in which the termination occurs.

Under the Alexander Employment Agreement, in the event the following occurs:

●	Termination by us for cause, by Mr. Alexander without good reason, or due to Mr. Alexander’s disability or death: We shall pay Mr. Alexander in a lump sum (i) any unpaid portion of his accrued base salary and unused paid time off; (ii) any amounts payable to him pursuant to the terms of any retirement or welfare benefit plan, and (iii) any expense reimbursements payable pursuant to our reimbursement policy (the “Alexander Accrued Obligations”). Unvested equity grants shall be forfeited as of the date of termination, and any vested equity awards shall be treated as specified in the applicable equity plan and award agreement;

●	Termination by us without cause or by Mr. Alexander for good reason outside of change in control period: In addition to the Alexander Accrued Obligations, Mr. Alexander shall be entitled to receive a lump-sum severance payment in an amount equal to the sum of his then in effect annual base salary and a portion of his target bonus, calculated at 100% of target performance completion of goals and objectives, prorated for the portion of the calendar year that has passed as of his last day of employment, in each case, less all applicable withholdings and deductions. Any unvested equity grants, any annual long-term incentive awards, or any other equity awards made during the term of Mr. Alexander’s employment shall fully and immediately vest (and in the case of options become exercisable), as of the date of termination, and any vested equity awards shall be treated as specified in the applicable equity plan and award agreement; and

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●	Termination by us without cause or by Mr. Alexander for good reason within change in control period: Mr. Alexander shall be entitled to receive the payments and benefits provided in the immediately preceding bullet point, except that the amount of the lump-sum severance payment to be paid to Mr. Alexander shall instead be equal to the sum of two times his then in effect annual base salary and 100% of his target annual bonus for the year in which the termination occurs.

Under the Francis Employment Agreement, in the event the following occurs:

●	Termination by us for cause, by Mr. Francis without good reason, or due to Mr. Francis’s disability or death: We shall pay Mr. Francis in a lump sum (i) any unpaid portion of his accrued base salary and unused paid time off; (ii) any amounts payable to him pursuant to the terms of any retirement or welfare benefit plan, and (iii) any expense reimbursements payable pursuant to our reimbursement policy (the “Francis Accrued Obligations”). Unvested equity grants shall be forfeited as of the date of termination, and any vested equity awards shall be treated as specified in the applicable equity plan and award agreement;

●	Termination by us without cause or by Mr. Francis for good reason outside of change in control period: In addition to the Francis Accrued Obligations, Mr. Francis shall be entitled to receive a lump-sum severance payment in an amount equal to the sum of his then in effect annual base salary and a portion of his target bonus, calculated at 100% of target performance completion of goals and objectives, prorated for the portion of the calendar year that has passed as of his last day of employment, in each case, less all applicable withholdings and deductions. Any unvested equity grants, any annual long-term incentive awards, or any other equity awards made during the term of Mr. Francis’s employment shall fully and immediately vest (and in the case of options become exercisable), as of the date of termination, and any vested equity awards shall be treated as specified in the applicable equity plan and award agreement; and

●	Termination by us without cause or by Mr. Francis for good reason within change in control period: Mr. Francis shall be entitled to receive the payments and benefits provided in the immediately preceding bullet point, except that the amount of the lump-sum severance payment to be paid to Mr. Francis shall instead be equal to the sum of one and a half times his then in effect annual base salary and 100% of his target annual bonus for the year in which the termination occurs.

Pay Versus Performance Disclosure

We are providing the following pay versus performance disclosure in compliance with recently adopted SEC rules. The disclosure required for small reporting companies consists of a Pay Versus Performance table and a reconciliation of the information reported in the table. The SEC believes this disclosure will help stockholders better evaluate the link between executive pay and performance, both for the Company on a stand-alone basis and as compared to other publicly traded companies.

The pay versus performance table is highly regulated and requires pay disclosure that is significantly different than what we have customarily provided in the Summary Compensation Table and the other executive compensation tables in prior years. The table currently provides SEC mandated compensation data for fiscal years 2022 and 2023 for our NEOs, along with certain financial performance measures. In reviewing the table, our stockholders should note the following:

●	The amounts in columns (b) and (d) of the table are taken from or derived directly from the total compensation paid to the relevant NEOs as reported in this year’s or prior years’ Summary Compensation Tables;
●	The “compensation actually paid” in columns (c) and (e) represents a new type of compensation disclosure mandated by the SEC, the intent of which is to try and isolate the amount of compensation earned by the relevant NEO(s) in each year. To calculate “compensation actually paid,” we are required to start with the totals for that year as reported in the Summary Compensation Table, deduct the Summary Compensation Table values for stock and option awards, and then add back amounts for new and previously outstanding stock and option awards in a manner mandated by the SEC. The disclosure and calculations are complex and can be confusing, and the amounts determined in accordance with the rules often bear no relation to the money or the economic value received or monetized by a particular NEO in the given year. We therefore caution that the term “compensation actually paid” should not be read literally and does not actually reflect the “take home” amounts received by our NEOs in a given year; and

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●	The SEC rules require that we include in the Pay Versus Performance table information regarding our U.S. GAAP net income results. U.S. GAAP net income was not a performance metric in any of our compensation programs and did not affect the compensation awarded to our NEOs for the years covered by the Pay Versus Performance Table. We are nonetheless required to include such information in the table and we urge our investors to keep in mind that U.S. GAAP net income did not drive the amount of pay awarded to or realized by our NEOs.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Net Income
(a)	(b)	(c)	(d)	(e)	(h)
2023	$349,650	$206,651	$279,650	$250,376	$(7,614,204)
2022	$724,750	$112,843	$375,758	$335,253	$(13,930,882)

1.	George Bee was the Company’s PEO for all of 2022 and 2023. The following table contains a reconciliation of the amounts reflected in the Summary Compensation Table for Mr. Bee for each year covered in the pay for performance table above (as reported in column (b), above) as compared to the Compensation Actually Paid to Mr. Bee for each such covered year (as reported in column (c), above).

	2022	2023

Summary Compensation Table total for Mr. Bee for the covered year	$724,750	$349,650

Less Stock awards as reported in the Summary Compensation Table for the covered year	$(248,375)	$(49,650)

Plus Fair value of stock awards granted during the covered fiscal year that are outstanding and unvested as of the end of that covered fiscal year	$41,094	$-

Plus (Minus) Change in fair value as of the end of the covered fiscal year of stock awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$(535,000)	$(77,751)

Plus Fair value of stock awards that are granted and vest in the covered fiscal year	$194,374	$49,650

Plus (Minus) in fair value as of the vesting date of any stock awards granted in a prior fiscal year that vest during the covered fiscal year	$(64,000)	$(65,248)

Less Fair value as of the end of the prior fiscal year of all stock awards forfeited during the covered fiscal year	$-	$-

Plus The dollar value of all dividends or dividend equivalent amounts paid on awards in the covered fiscal year	$-	$-
Compensation Actually Paid to Mr. Bee for the covered year	$112,843	$206,651

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2.	The following table contains a reconciliation of the average of the amounts reflected in the Summary Compensation Table for the company NEOs (other than the PEOs) for each year covered in the pay for performance table above (as reported in column (d), above) as compared to the Average Compensation Actually Paid to the non-PEO NEOs for each such covered year (as reported in column (e), above). The company NEOs (other than the PEOs) whose compensation is used to calculate the average amounts in the pay for performance table above for fiscal year 2022 and 2023 are Eric Alexander and Kevin Francis.

	2022	2023
Average of Summary Compensation Table Total for non-PEOs named executive officers	$450,758	$279,650
Less Average of stock awards as reported in the Summary Compensation Table for the covered year	$(173,250)	$(49,650)
Plus Average of fair value of stock awards granted during the covered fiscal year that are outstanding and unvested as of the end of that covered fiscal year	$33,016	$-
Plus (Minus) Average of the change in fair value as of the end of the covered fiscal year of stock awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$(66,875)	$(16,975)
Plus Average of fair value of stock awards that are granted and vest in the covered fiscal year	$99,604	$49,650
Plus Average of change in fair value as of the vesting date of any stock awards granted in a prior fiscal year that vest during the covered fiscal year	$(8,000)	$(12,299)
Less Average of the fair value as of the end of the prior fiscal year of all stock awards forfeited during the covered fiscal year	$-	$-
Plus The dollar value of all dividends or dividend equivalent amounts paid on awards in the covered fiscal year	$-	$-
Average Compensation Actually Paid to the non-PEOs named executive officers for the covered year	$335,253	$250,376

Compensation and Risk

The Compensation Committee believes that the Company’s compensation programs appropriately reward prudent business judgment and risk-taking over the long term. The Compensation Committee provides oversight with respect to any risks that may be created by these compensation programs. Management has evaluated the risks that are created by the Company’s compensation programs for all employees, including non-executive officers, and the Compensation Committee has reviewed this evaluation. Based on our review, we have concluded that these compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The Audit Committee has responsibility for reviewing and, if appropriate, for approving any related party transactions that would be required to be disclosed pursuant to applicable SEC rules. The Audit Committee has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Audit Committee, the Company expects that the Audit Committee would become fully informed regarding the potential transaction and the interests of the related party and would have the opportunity to deliberate outside of the presence of the related party. The Company expects that the Audit Committee would only approve a related party transaction that was in the best interests of, and fair to, the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party.

Described below are any transactions during the fiscal years ended April 30, 2023 and 2022 and any currently proposed transactions to which the Company was a party in which the amounts involved exceeded, or will exceed, the lower of either $120,000 or 1% of the average of our total assets as of fiscal years ended April 30, 2023 and 2022.

Apart from any transactions disclosed herein and the agreements with our executive officers as disclosed under “Executive Officers—Narrative Disclosure to Summary Compensation Table” above, no such transaction was entered into with any related person during the fiscal years ended April 30, 2023 and 2022. Such transactions were entered into and will be entered into only if found to be in our best interest and approved in accordance with our Code of Ethics, which is available on our website.

For the fiscal year ended April 30, 2023, we entered into the following transactions:

●

On March 19, 2021, we entered into a consulting agreement (the “March 2021 Karr Agreement”) with Edward Karr pursuant to which Mr. Karr is to provide general corporate advisory services to the Company. On March 10, 2022, we extended the March 2021 Karr Agreement for an additional 12 months (the “March 2022 Karr Agreement”). On March 17, 2023, we further extended the March 2021 Karr Agreement for an additional 12 months (the “March 2023 Karr Extension”). Under the March 2023 Karr Extension, and during the fiscal year ended April 30, 2023, we paid a total of $180,000 in cash and shares for consulting fees to Mr. Karr.

●	On March 10, 2023, we entered into the March 2023 Norman Extension. We paid a total of $250,000 in cash and shares for consulting fees to Mr. Norman during the fiscal year ended April 30, 2023.

●	Under the January 2022 Zinke Extension, we paid a total of $24,000 in cash for consulting fees to Mr. Zinke during the fiscal year ended April 30, 2023.

For the fiscal year ended April 30, 2022, we entered into the following transactions:

●	On January 7, 2022, we entered into the January 2022 Zinke Extension. We paid a total of $86,000 in cash and shares for consulting fees to Mr. Zinke during the fiscal year ended April 30, 2022.
●

On March 10, 2022, we extended the March 2021 Karr Agreement for an additional 12 months (the “March 2022 Karr Agreement”). We paid a total of $180,000 in cash and shares for consulting fees to Mr. Norman during the year ended April 30, 2022.

●	On March 10, 2022, we entered into the March 2022 Norman Extension. We paid a total of $250,000 in cash and shares for consulting fees to Mr. Norman during the year ended April 30, 2022.

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PROPOSAL 2: AUDITOR RATIFICATION PROPOSAL

The Audit Committee has appointed Marcum LLP (“Marcum”), independent public accountant, to audit our financial statements for the fiscal year ending April 30, 2024. A representative of Marcum is expected to be in attendance at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions.

The Audit Committee retained Marcum as the Company’s independent registered public accounting firm to perform the audit of the Company’s consolidated financial statements for the fiscal year ended April 30, 2023.

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended April 30, 2023 and 2022 by the Company’s independent accounting firm:

	2023	2022
Audit Fees (1)	$180,820	$198,790
Audit-Related Fees (2)	-	11,330
Tax Fees(3)	-	-
All Other Fees(4)	-	-
Total Fees	$180,820	$210,120

(1) Consists of audit fees paid to Marcum for professional services associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, statutory and subsidiary audits required in certain locations, consultations concerning financial accounting and reporting standards, and regulatory filings.

(2) Consists of fees paid for assurance and related services that were reasonably related to the performance of the audit or review of financial statements and not reported under “Audit Fees”.

(3) Consists of fees paid for professional services for tax compliance, tax advice and tax planning. These services include preparation of federal and state income tax returns.

(4) Consists of fees paid for product and services other than the services reported above.

Audit Committee Pre-approval Policies and Procedures

Our Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of our financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors, which is available on our website at www.usgoldcorp.gold. The Audit Committee is responsible for selecting, retaining and determining the compensation of our independent public accountant, approving the services they will perform, and reviewing the performance of the independent public accountant. The Audit Committee reviews with management and our independent public accountant our annual financial statements on Form 10-K and our quarterly financial statements on Form 10-Qs. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process. In fulfilling its responsibilities for the financial statements for the fiscal year ended April 30, 2023, the Audit Committee took the following actions:

●	reviewed and discussed the audited financial statements for the fiscal year ended April 30, 2023 with management and Marcum, our independent public accountant;

●	discussed with Marcum the matters required to be discussed in accordance with the rules set forth by the PCAOB, relating to the conduct of the audit; and

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●	received written disclosures and the letter from Marcum regarding its independence as required by applicable requirements of the PCAOB regarding Marcum communications with the Audit Committee and the Audit Committee further discussed with Marcum its independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

Our Audit Committee approved all services that our independent accountant provided to us in the fiscal years ended April 30, 2023 and 2022.

No Appraisal Rights

Under the Nevada Revised Statutes, our stockholders are not entitled to appraisal rights with respect to our proposed ratification of the appointment of Marcum as our independent public accountant, and we will not independently provide our stockholders with any such rights.

Vote Required

The affirmative vote of a majority of the votes cast for or against this proposal is required to ratify the appointment of the Company’s independent public accountant. Abstentions will not be counted as either a vote cast for or against this proposal. Broker non-votes are not applicable to the Auditor Ratification Proposal because your broker has discretionary authority to vote your shares with respect to such proposal. We are not required to obtain the approval of our stockholders to appoint the Company’s independent accountant. However, if our stockholders do not ratify the appointment of Marcum as the Company’s independent public accountant for the fiscal year ending April 30, 2024, the Audit Committee of the Board may reconsider its appointment.

THE BOARD RECOMMENDS A VOTE “FOR” THE AUDITOR RATIFICATION PROPOSAL.

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OTHER MATTERS

As of the date of this proxy statement, the Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies will be voted in respect thereof in accordance with the best judgment and in the discretion of the persons voting the proxies.

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This proxy is solicited on behalf of the Board of Directors

U. S. GOLD CORP.

1910 East Idaho St, Suite 102-Box 604, Elko, Nevada 89801

VOTE BY INTERNET - www.usgold.vote
Use the Internet to vote by proxy up until 7:00 P.M. Eastern Time on April 25, 2024. Have your proxy card in hand when you access the website and then follow the instructions. Enter the 12 digit Control Number below and follow the instructions to vote your proxy.

VOTE BY MAIL
Mark, sign, and date this proxy card and promptly return it in the enclosed envelope to EQUITY STOCK TRANSFER, 237 W 37th ST, Suite 602, New York, NY 10018, ATTN: Shareholder Services.

VOTE BY FAX or BY EMAIL
Mark, sign, and date this proxy card and promptly return it by fax: (646) 201-9006 ATTN: Shareholder Services or by email: proxy@equitystock.com ATTN: Shareholder Services.

CONTROL#

The undersigned hereby appoints George Bee and Eric Alexander, or either of them, the true and lawful proxy of the undersigned, with full power of substitution, to vote all shares of the Common Stock, $0.001 par value per share, of U.S. Gold Corp. (the "Company"), which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at 9:00 a.m. (MT) on April 26, 2024, to be held virtually by calling 877-407-3088 (Toll Free), and any adjournment or postponement thereof. There will not be a physical meeting location.
Please see the enclosed Proxy Materials from the Company for more details. The undersigned hereby revokes any proxy or proxies previously given to represent or vote such Common Stock and hereby ratifies and confirms all actions that said proxy, their substitutes, or an of them, may lawfully take in accordance with the terms hereof.

CONTROL#

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES (PROPOSAL 1) AND "FOR" PROPOSAL 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

1. Election of Directors Nominees:

	For	Withhold
1a. Luke Norman	☐	☐
1b. George Bee	☐	☐
1c. Robert W. Schafer	☐	☐
1d. Michael Waldkirch	☐	☐
1e. Johanna Fipke	☐	☐

	For	Against	Abstain
2. Ratify the appointment of Marcum LLP to serve as the Company's independent registered public accounting firm for fiscal year April 30, 2024.	☐	☐	☐

Note: To transact any other business that is properly brought before the Annual Meeting or any adjournment or postponement thereof.
If you encounter any technical difficulties with the virtual meeting platform on the meeting day please call 877-804-2062 (toll free) or email proxy@equitystock.com

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, please sign the full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date